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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-96914, 33-96916, 33-96918 of Eagle Point Software Corporation on Form S-8 of our report dated July 31, 1997, except for Note 18, as to which the date is August 22, 1997, appearing in this Annual Report on Form 10-K of Eagle Point Software Corporation for the year ended June 30, 1997.



Des Moines, Iowa
September 26, 1997